As filed with the Securities and Exchange Commission on May 7, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1794271

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

(Address of Principal Executive Offices)
Equity One, Inc. Amended and Restated 2000 Executive Incentive Compensation Plan
First Amended and Restated Employment Agreement, dated as of August 28, 2006, between Equity One, Inc. and Jeffrey S. Olson (the “Employment Agreement”)
(Full title of the Plans)

Arthur L. Gallagher, Esq.
General Counsel
Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

(Name and address of agent for service)
(305) 947-1664

Telephone number, including area code, of agent for service
Copies to:
Ira N. Rosner, Esq.
Barbara J. Oikle, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum		Proposed
Title of securities	Amount to be	offering price		maximum aggregate		Amount of
to be registered	Registered (1)	per share		offering price		registration fee
Common Stock, $0.01 par value, to be issued pursuant to the Equity One, Inc. Amended and Restated 2000 Executive Incentive Compensation Plan.	3,000,000 shares	$24.43	(2)	$73,290,000.00	(2)	$2,880.30
Common Stock, $0.01 par value, to be issued pursuant to options granted as an employment inducement award under the Employment Agreement.	364,660 shares	$24.70	(3)	$9,007,102.00	(3)	$353.98
Common Stock, $0.01 par value, of restricted shares issued as an employment inducement award under the Employment Agreement.	97,166 shares	$24.43	(2)	$2,373,765.38	(2)	$93.29

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.01 par value, of Equity One, Inc. (the “Common Stock”) which may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low price of a share of Common Stock as reported by the New York Stock Exchange on May 1, 2008.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of the option exercise price which pursuant to the Employment Agreement is $24.70 per share.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed by Equity One, Inc., a Maryland corporation (the “Company”), for the purpose of registering a total of (i) 364,660 shares of its common stock, $0.01 par value (“Common Stock”) for future issuance upon exercise of stock options and 97,166 shares of restricted stock (the “Restricted Stock”) for resale, which shares of restricted stock and options were granted as an employment inducement in accordance with NYSE Standards pursuant to the First Amended and Restated Employment Agreement, dated August 28, 2006, by and between the Company and Jeffrey S. Olson, and (ii) a total of 3,000,000 additional shares of our Common Stock, issuable pursuant to the Equity One, Inc. Amended and Restated 2000 Executive Incentive Compensation Plan for which previously filed Registration Statements on Form S-8 (File No. 333-99577 and File No. 333-118347) are effective (the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements, as filed with the Securities and Exchange Commission on September 13, 2002 and August 18, 2004, respectively, are incorporated herein by reference.
     This registration statement also includes a reoffer prospectus. The reoffer prospectus may be utilized for reoffering and resales on a continuous or a delayed basis in the future of up to 97,166 shares of the Restricted Stock that constitute “control securities” and/or “restricted securities.” The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.
PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.
     The documents containing the information specified in Part I of Form S-8 will be sent or given without charge to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Reoffer Prospectus
97,166 Shares
EQUITY ONE, INC.
Common Stock
     This reoffer prospectus relates to 97,166 shares of our common stock, par value $0.01 per share, consisting of 97,166 restricted shares, which may be offered for sale from time to time by Jeffrey S. Olson, who, at the date of this prospectus, is our Chief Executive Officer, as described under the caption “Selling Stockholder.” We will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus. The selling stockholder acquired the common stock pursuant to grants under the First Amended and Restated Employment Agreement, dated August 28, 2006, by and between the Company and Jeffrey S. Olson. Such shares are subject to vesting over a four (4) year period and the selling stockholder may resell all, a portion, or none of the shares of common stock from time to time to the extent such shares are vested.
     The shares of common stock are “restricted securities” or “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholder, on a continuous or delayed basis, to the public without restriction. Should the stockholder sell shares of our common stock pursuant to this reoffer prospectus he may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision. The shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, the selling stockholder in one or more transactions on the New York Stock Exchange or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We will not receive any proceeds from any of these sales. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholder will be borne by that stockholder.
____________________________
Investing in the common stock involves risks. See “Risk Factors” contained in certain of the documents incorporated by reference in this Reoffer Prospectus.
     Our common stock is traded on the New York Stock Exchange under the symbol “EQY.” On May 1, 2008, the last reported sale price of our common stock on the New York Stock Exchange was $24.45 per share. As of April 28, 2008 we had 74,015,250 shares of common stock outstanding.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
____________________________
The date of this reoffer prospectus is May 7, 2008

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:
(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	Our Current Reports on Form 8-K filed on January 15, 2008, March 18, 2008 and April 4, 2008 (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein);

(c)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

(d)	Our Proxy Statement on Schedule 14A filed on April 17, 2008; and

(e)	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated October 15, 1997 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.
     All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.
     We will provide a copy of these filings to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings at no cost by writing or telephoning us at the following address:
Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
(305) 974-1664
Attention: Arthur L. Gallagher, General Counsel
EQUITY ONE, INC. — SUMMARY
OUR COMPANY
     This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this reoffer prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 1 of this reoffer prospectus for information about us and our financial statements.
     We are a real estate investment trust, or REIT, that principally owns, manages, acquires and develops neighborhood and community shopping centers anchored by leading supermarket chains and other necessity-oriented retailers, such as drug stores or discount retail stores, in major metropolitan markets of the southern and northeastern United States.

     Our property portfolio, as of March 31, 2008, consisted of 169 properties, comprising 153 shopping centers, six development/redevelopment properties, six non-retail properties, and four parcels of land. These properties are located in 11 states in the southern and northeastern United States and contain an aggregate of approximately 17.1 million square feet of gross leasable area, or GLA. Our portfolio includes shopping centers anchored by leading supermarkets such as Albertsons, Food Lion, Kash n’ Karry, Kroger, Publix, Shaw’s and Winn Dixie and other national retailers such as Bed Bath & Beyond, Best Buy, Blockbuster, CVS/pharmacy, Eckerd, Home Depot, Kmart, Lowe’s, Marshall’s, TJ Maxx, Walgreens and Wal-Mart.
     Since 1995, we have consistently elected to be treated as a REIT under the Internal Revenue Code during each tax year. To qualify as a REIT, we must satisfy various tests, including tests related to the source and amount of our income, the nature of our assets and our stock ownership. You should carefully read the section entitled “Material Federal Income Tax Considerations” in this reoffer prospectus and any applicable supplement relating to this reoffer prospectus for additional information regarding these tests.
     Our principal executive offices are located at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179 in the Shops at Skylake. Our telephone number is (305) 947-1664 and our facsimile number is (305) 947-1734.
FORWARD-LOOKING INFORMATION
     This reoffer prospectus, including the information incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.
     All statements other than statements of historical facts contained in this reoffer prospectus, including statements regarding the benefits and risks associated with our acquisitions, our future operating results, financial position, and business strategy, expectations regarding our growth and the growth of the industry in which we operate, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology, and such information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus.
     Among the factors that could cause actual results to differ materially are:
•	general economic conditions, and the effect of these conditions on rental rates and the demand for retail space in the markets where we own properties;

•	risks that tenants will not take or remain in occupancy, pay rent or be financially successful;

•	the effects of hurricanes and other disasters;

•	interest rate levels and the availability of financing;

•	potential environmental liability and other risks associated with the ownership, development and acquisition of shopping center properties;

•	greater than anticipated construction or operating costs;

•	inflationary and other general economic trends;

•	supply constraints in our geographic markets and the availability of properties for acquisition;

•	the success of our efforts to lease vacant space;

•	management’s ability to successfully combine and integrate the operations of properties or companies that we have or may acquire in the future; and

•	other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission.

     You should not unduly rely on these forward-looking statements, which speak only as of the date of this reoffer prospectus. Except for ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares which may be sold by this reoffer prospectus. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by a selling stockholder will be borne by the selling stockholder.
SELLING STOCKHOLDER
     The 97,166 shares of our common stock to which this reoffer prospectus relates is comprised of 97,166 restricted shares. Such shares are being registered for reoffers and resales by our officer named below who acquired the shares under the First Amended and Restated Employment Agreement, dated August 28, 2006, between Equity One, Inc. and Jeffrey S. Olson. Such shares will vest in equal installments on each of January 1, 2008, January 1, 2009, January 1, 2010 and December 31, 2010. The selling stockholder may resell all, a portion, or none of the shares of our common stock from time to time to the extent such shares are vested.
     Because the selling stockholder may from time to time offer all or some of the shares pursuant to this offering, we cannot give an estimate as to the number of shares that the selling stockholder will hold upon termination of any of these sales. In addition, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of his shares since the date on which it provided the information to us regarding its shares, in transactions exempt from the registration requirements of the Securities Act.
     The address of the selling stockholder is c/o of Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.

Percent of
			Number of	Number of Shares to	Common
		Number of	Shares	be Beneficially	Owned if
		Shares of Common	Covered by	Owned if All Shares	All Shares
	Position with	Stock Beneficially	This Reoffer	Offered Hereby Are	Offered Hereby
Name of Selling Shareholder	Equity One, Inc.	Owned(1)	Prospectus	Sold	Are Sold(2)
Jeffrey S. Olson(3)	Chief Executive Officer	331,619 (4)	97,166	331,619	*

*	denotes less than 1%

(1)	Beneficial owner means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, shares of our common stock; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our common stock. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days of May 6, 2008. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 6, 2008, are deemed outstanding. These shares are not, however, deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Based on 74,015,250 shares of common stock outstanding as of April 28, 2008.

(3)	Previously served the Company in a dual capacity as its Chief Executive Officer and President

(4)	Includes: (i) 232,330 shares of common stock that may be acquired upon the exercise of currently exercisable stock options; (ii) 97,166 restricted shares covered by this reoffer prospectus; and (iii) approximately 2,123 shares purchased under the Company’s 2004 Employee Stock Purchase Plan.
     Pursuant to Rule 416 under the Securities Act, the registration statement of which this prospectus is a part also covers any additional common shares which become issuable in connection with the shares identical in the table above through any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding common shares.

PLAN OF DISTRIBUTION
     The shares of common stock covered by this reoffer prospectus are being registered by us for the account of the selling stockholder.
     The shares of common stock offered hereby may be sold from time to time directly by or on behalf of each selling stockholder in one or more transactions on the New York Stock Exchange or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The selling stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholder and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
     In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.
     We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the selling stockholder in compliance with all other applicable state securities laws and regulations.
     In addition to any shares sold hereunder, selling stockholder may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholder will sell all or a portion of the common stock offered hereby.
     The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act of 1933.
     We have notified the selling stockholder of the need to deliver a copy of this prospectus in connection with any sale of the shares.
LEGAL MATTERS
     The validity of the shares of common stock to be offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland.
EXPERTS
     The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

     You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed with the Securities and Exchange Commission, are hereby incorporated by reference into this registration statement:
(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	Our Current Reports on Form 8-K filed on January 15, 2008, March 18, 2008 and April 4, 2008 (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein);

(c)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(d)	Our Proxy Statement on Schedule 14A filed on April 17, 2008; and

(e)	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated October 15, 1997 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.
     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Limitation of Liability and Indemnification of Directors and Officers.
     The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or

(b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law. This provision does not limit our ability, or our stockholders’ ability, to obtain other relief, such as an injunction or rescission.
     Our charter and bylaws authorize and obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or any individual who, while serving as a director on our board, and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor to us in any of the capacities described above and to any of our employees or agents, or employees or agents of us or a predecessor.
     Maryland law requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon our receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
     We have entered into indemnification agreements with each member of the board of directors. The indemnification agreements require, among other things, that we indemnify to the fullest extent permitted by law and advance to each indemnified director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, we must also indemnify and advance all expenses incurred by an indemnified director seeking to enforce his rights under the indemnification agreements and may cover executive officers and directors under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.
     It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits
     See “Exhibit Index” on page II-1 below.

Item 9. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami Beach, State of Florida on this 6th day of May, 2008.

EQUITY ONE, INC.
By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President and General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints Jeffrey S. Olson and Arthur L. Gallagher his or her true and lawful attorney-in-fact each acting alone with authority to execute in the name of each such person, acting singly, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Olson Jeffrey S. Olson	Chief Executive Officer (Principal Executive Officer and Director)	May 6, 2008
/s/ Thomas Caputo Thomas Caputo	President	May 6, 2008
/s/ Gregory R. Andrews Gregory R. Andrews	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	May 6, 2008
/s/ Chaim Katzman Chaim Katzman	Chairman of the Board	May 6, 2008
/s/ Noam Ben-Ozer Noam Ben-Ozer	Director	May 6, 2008
James S. Cassel	Director
/s/ Cynthia Cohen Cynthia Cohen	Director	May 6, 2008
/s/ Neil Flanzraich Neil Flanzraich	Director	May 6, 2008
Nathan Hetz	Director
/s/ Peter Linneman Peter Linneman	Director	May 6, 2008
Dori Segal	Vice Chairman of the Board

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Venable LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)